Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

NioCorp Developments Ltd.

Centennial, Colorado

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-254511, 333-260673, 333-270541, 333-270542, 333-271266 and 333-271268) and Form S-8 (No. 333-222313) of NioCorp Developments Ltd. of our report dated October 6, 2023, relating to the consolidated financial statements, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, P.C.

Spokane, Washington

October 6, 2023